UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Information Regarding –
2013 Long-Term Incentive Targets

The following information relates to the Tempur-Pedic International Inc.’s (the “Company”) 2013 Long-Term Incentive Targets and supplements information contained in the Company’s definitive proxy statement dated April 12, 2013.  The following information may be used by employees and directors of the Company and its proxy solicitor, DF King & Co. Inc., to communicate with certain stockholders about the Company’s upcoming Annual Meeting of Stockholders.  Copies of this supplemental information will be first used on, or about, April 22, 2013 by persons making solicitations on our behalf.

The Company will hold its 2013 Annual Meeting of Stockholders at the Grandover Resort, 1000 Club Road, Greensboro, NC 27407 on Wednesday, May 22, 2013, at 8:00 a.m.  At the Annual Meeting, stockholders will vote to approve the adoption of the 2013 Equity Incentive Plan.  Proposal 3 is described in the Company’s 2013 Proxy Statement and includes information regarding this matter.

Supplemental Information Regarding 2013 Long-Term Incentive Targets

The Company’s 2013 Long-Term Incentive targets are structured to ensure that focus is appropriately placed on strengthening the Company for the next few years.  As disclosed in the Company’s definitive proxy statement, the 2013 long-term incentive grant consisted of 50% of the value in the form of stock options and 50% in the form of performance restricted stock units (“PRSUs”).  The 2013 PRSUs have a performance period of two years and are earned if targets based on the ratio of Net Debt as of December 31, 2014 to Consolidated EBITDA for the four quarters ended December 31, 2014 are met.  The award payout will range from 0% to 200% of the target number of PRSUs. The specific award payout objectives for Net Debt to Consolidated EBITDA are as follows:  0% payout if greater than 3.75:1.00, 50% of Target if equal to 3.75:1.00, 100% of Target if equal to 3.25:1.00, and 200% of Target if equal to 2.75:1.00.  If the ratio falls between two of these specific target points the amount of the payout will be adjusted accordingly.

“Net Debt” means, as of any date, the sum of all Consolidated Funded Debt on such date less the aggregate amount (not to exceed $150,000,000) of Qualified Cash on such date.

The terms “Consolidated EBITDA”, “Consolidated Funded Debt” and “Qualified Cash” are defined using the terms used in the Company’s new senior credit facility, dated December 12, 2012, among the Company, certain of its subsidiaries, and the lenders and agents named therein as filed with the SEC on a Form 8-K on December 13, 2012.